SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): January 9, 2014

                               TARA MINERALS CORP.
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                 (Name of Small Business Issuer in its charter)

          Nevada                       None                   20-5000381
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(State of incorporation)       (Commission File No.)      (IRS Employer
                                                          Identification No.)

                    375 N. Stephanie St., Bldg. 2 Ste. # 211
                               Henderson, NV 89014
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (630)-462-2079

                                       N/A
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry Into a Material Definitive Agreement

     On January 9, 2014, Tara Minerals Corp. entered into an Investment Agreement with Panormus Trust and Investments Ltd. and Mediterranea Trust Ltd., collectively referred to as MTI.

     The Agreement grants MTI the right to invest in Tara Minerals through the purchase of up to U.S. $2,025,000 in the restricted common stock of Tara at U.S. $0.30 per share and a targeted loan of U.S. $4,725,000 for the development of the Don Roman project (the "Don Roman Project Loan"). The investment is structured as a combination of a private placement and a loan for tax efficiency.

     The targeted Don Roman Project Loan will be used to advance the Don Roman Project to commercial production and is payable from 49% of the net income realized from the minerals recovered from the concession area of the Don Roman Project. Initially, MTI's 49% net income interest will be designated as loan repayment. Once the loan has been repaid, MTI will continue to receive 49% of the net income realized from the Don Roman Project.

     Tara Minerals and MTI will form a Management Committee which will oversee operations based on a committee approved Business Plan. The loan proceeds will be released from a segregated account based on approved expenditures.

     The Don Roman Project is 100% owned by Tara and located in the State of Sinaloa, Mexico.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 15, 2014

                                TARA MINERALS CORP.



                                 By:Francis R. Biscan, Jr.
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                                    Francis R. Biscan, Jr., President